NEWS RELEASE

T. ROWE PRICE GROUP REPORTS THIRD QUARTER 2023 RESULTS
BALTIMORE (October 27, 2023) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the third quarter of 2023.
▪Quarter end assets under management of $1.35 trillion
▪Net client outflows of $17.4 billion
▪Diluted earnings per common share (EPS) of $1.97; Adjusted diluted EPS of $2.17
▪Returned $386 million to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chief executive officer and president, commented, “Third quarter trends were largely similar to what we experienced earlier in the year—investment performance was solid and particularly strong in our largest franchises; we made progress on our strategic initiatives; and we executed on planned cost savings efforts. However, our flows remain under pressure, with net outflows from equity outweighing the positive net flows to fixed income, multi-asset, and alternatives this quarter."
Financial Highlights

	Three months ended
(in millions, except per-share data)	9/30/2023	9/30/2022	Change	6/30/2023	Change

U.S. GAAP basis
Investment advisory fees	$1,463.9	$1,442.0	1.5%	$1,430.8	2.3%
Capital allocation-based income(1) (2)	$66.1	$1.1	n/m	$38.7	n/m
Net revenues	$1,670.7	$1,588.2	5.2%	$1,610.2	3.8%
Operating expenses	$1,089.4	$1,013.6	7.5%	$1,076.7	1.2%
Net operating income	$581.3	$574.6	1.2%	$533.5	9.0%
Non-operating income (loss)(2)	$2.8	$(82.8)	n/m	$106.2	n/m
Net income attributable to T. Rowe Price	$453.2	$384.4	17.9%	$476.4	(4.9)%
Diluted earnings per common share	$1.97	$1.66	18.7%	$2.06	(4.4)%
Weighted average common shares outstanding assuming dilution	224.8	226.3	(0.7)%	225.2	(0.2)%

Adjusted basis(3)
Operating expenses	$1,061.3	$1,028.2	3.2%	$1,026.2	3.4%
Operating expenses, excluding accrued carried interest related compensation	$1,030.8	$1,022.5	0.8%	$1,010.5	2.0%
Net operating income	$635.9	$573.7	10.8%	$596.6	6.6%
Non-operating income (loss)(2)	$28.7	$(3.7)	n/m	$31.8	n/m
Net income attributable to T. Rowe Price	$499.5	$430.6	16.0%	$466.5	7.1%
Diluted earnings per common share	$2.17	$1.86	16.7%	$2.02	7.4%

Assets under management (in billions)
Average assets under management	$1,393.6	$1,347.5	3.4%	$1,357.4	2.7%
Ending assets under management	$1,346.5	$1,230.0	9.5%	$1,399.4	(3.8)%

Investment advisory effective fee rate (bps)	41.7	42.5	(1.9)%	42.3	(1.4)%
(1) Capital allocation-based income represents the change in accrued carried interest.
(2) The percentage change is not meaningful (n/m).
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management
During Q3 2023, assets under management (AUM) decreased $52.9 billion to $1.35 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 9/30/2023
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$732.2	$169.3	$453.2	$44.7	$1,399.4

Net cash flows(3)	(19.7)	1.0	0.4	0.9	(17.4)
Net market appreciation (depreciation) and gains (losses)(4)	(22.5)	(1.0)	(13.1)	1.1	(35.5)
Change during the period	(42.2)	—	(12.7)	2.0	(52.9)
Assets under management at September 30, 2023	$690.0	$169.3	$440.5	$46.7	$1,346.5
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments as of September 30, 2023 were
$12.3 billion and are not reflected in fee basis AUM above.
(3)    Alternatives net cash flows include $0.8 billion in outflows that represent investment manager-driven distributions.
(4) Includes net distributions not reinvested of $0.2 billion.

Investors domiciled outside the United States accounted for 9.2% of the firm's AUM at September 30, 2023, 8.9% at June 30, 2023 and 9.1% at December 31, 2022.

The firm provides participant accounting and plan administration for retirement plans that invest in the firm's U.S. mutual funds and collective investment trusts, as well as funds managed outside of the firm's complex. As of September 30, 2023, the firm's assets under administration were $234 billion, of which $141 billion were assets we manage.

In recent years, the firm began offering non-discretionary advisory services through model delivery and multi-asset solutions for providers to implement. The firm records the revenue earned on these services in administrative fees. The assets under advisement in these portfolios, predominantly in the United States, were $10 billion at
September 30, 2023.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	9/30/2023	9/30/2022	% Change	6/30/2023	% Change
Investment advisory fees
Equity	$885.0	$897.0	(1.3)%	$862.3	2.6%
Fixed income, including money market	100.9	107.6	(6.2)%	100.0	0.9%
Multi-asset	405.5	367.2	10.4%	391.3	3.6%
Alternatives	72.5	70.2	3.3%	77.2	(6.1)%
Total investment advisory fees	$1,463.9	$1,442.0	1.5%	$1,430.8	2.3%
Capital allocation-based income(1)	$66.1	$1.1	n/m	$38.7	n/m
Administrative, distribution, and servicing fees	140.7	145.1	(3.0)%	140.7	—%
Net revenues	$1,670.7	$1,588.2	5.2%	$1,610.2	3.8%

Average AUM (in billions):
Equity	$725.0	$724.9	—%	$703.4	3.1%
Fixed income, including money market	169.0	173.0	(2.3)%	170.4	(0.8)%
Multi-asset	453.8	406.7	11.6%	439.0	3.4%
Alternatives	45.8	42.9	6.8%	44.6	2.7%
Average AUM	$1,393.6	$1,347.5	3.4%	$1,357.4	2.7%

(1)The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues earned in Q3 2023 were $1.7 billion, an increase of 5.2% from Q3 2022 and an increase of 3.8% from Q2 2023. The Q3 2023 increase over both periods was driven by increases in accrued carried interest and higher investment advisory fees.

▪The investment advisory fee annualized effective fee rate of 41.7 basis points in Q3 2023 decreased from 42.5 basis points earned in Q3 2022 and 42.3 basis points earned in Q2 2023. In comparison with Q3 2022, the decrease was primarily driven by a mix shift in assets under management toward lower fee asset classes and vehicles as a result of net equity outflows over the last twelve months. The impact of the net equity outflows was offset slightly by higher market returns. In comparison with Q2 2023, the decrease was primarily driven by performance fees earned on certain alternatives and equity products in Q2 2023 along with a mix shift in assets under management toward lower fee asset classes and vehicles.

▪Capital allocation-based income in Q3 2023 of $66.1 million includes $91.9 million in additional accrued carried interest, partially offset by $25.8 million in acquisition-related non-cash amortization and impairments. Comparatively, the Q3 2022 amount of $1.1 million includes $14.3 million in additional accrued carried interest, substantially offset by $13.2 million in non-cash amortization. The increase in accrued carried interest in the 2023 quarter as compared to the 2022 quarter was largely driven by stronger absolute and relative performance.

A portion of the capital allocation-based income is passed through as compensation and recognized in compensation and related costs with the unpaid amount reported as non-controlling interest on the consolidated balance sheet. For detail of the quarterly change in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, see the applicable tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	9/30/2023	9/30/2022	% Change (1)	6/30/2023	% Change (1)
Compensation, benefits, and related costs	$617.0	$595.6	3.6%	$591.0	4.4%
Acquisition-related retention agreements	13.7	17.1	(19.9)%	13.6	0.7%
Capital allocation-based income compensation(2)	19.9	0.1	n/m	10.6	n/m
Supplemental savings plan	(14.2)	(24.7)	n/m	33.0	n/m
Total compensation and related costs	636.4	588.1	8.2%	648.2	(1.8)%
Distribution and servicing	74.9	69.9	7.2%	67.8	10.5%
Advertising and promotion	21.1	24.3	(13.2)%	22.9	(7.9)%
Product and recordkeeping related costs	73.1	75.6	(3.3)%	77.7	(5.9)%
Technology, occupancy, and facility costs	159.7	143.6	11.2%	154.7	3.2%
General, administrative, and other	85.7	114.9	(25.4)%	100.0	(14.3)%
Change in fair value of contingent consideration	—	(29.9)	n/m	(23.2)	n/m
Acquisition-related amortization and impairment costs	38.5	27.1	42.1%	28.6	34.6%
Total operating expenses	$1,089.4	$1,013.6	7.5%	$1,076.7	1.2%

Total adjusted operating expenses(3)	$1,061.3	$1,028.2	3.2%	$1,026.2	3.4%

(1) The percentage change is not meaningful (n/m).
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,089.4 million, an increase of 7.5% from Q3 2022 and an increase of 1.2% from Q2 2023. On a non-GAAP basis, adjusted operating expenses in Q3 2023 were $1,061.3 million, a 3.2% increase from Q3 2022 and a 3.4% increase from Q2 2023. The increase in adjusted operating expenses from Q3 2022 was primarily driven by higher salaries and related benefits, including severance related to the July workforce action, higher accrued carried interest-related compensation, and an increase in technology, occupancy, and facility costs. These increases were partly offset by lower general, administrative and other costs. A higher interim bonus accrual and distribution and servicing costs also contributed to the increase from Q2 2023.

▪Compensation, benefits, and related costs in Q3 2023 of $617.0 million increased $21.4 million from Q3 2022 and $26.0 million from Q2 2023. The increase from these periods was due primarily to higher salaries and related benefits, including severance related to the July workforce action, offset in part by an increase in capitalized labor. The firm employed 7,842 associates at September 30, 2023, a decrease of 1.9% from September 30, 2022, a decrease of 0.3% from the end of 2022, and a decrease of 0.8% from June 30, 2023.

▪Technology, occupancy, and facility costs in Q3 2023 of $159.7 million increased $16.1 million from Q3 2022, primarily due to higher costs from the firm's ongoing investment in its technology capabilities, including hosted solution licenses and depreciation. The firm began occupying its new London office in late September.

▪General, administrative, and other costs in Q3 2023 of $85.7 million decreased $29.2 million from Q3 2022 and $14.3 million from Q2 2023. The decrease from Q2 2023 was primarily due to a non-recurring recovery of costs that were incurred in Q3 2022 that more than offset increases in information services and other professional fees.

Non-operating income (loss)

(in millions)	Three months ended
	9/30/2023	9/30/2022	6/30/2023
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$30.3	$11.5	$25.5
Market-related gains (losses) and equity in earnings (losses)	2.2	(15.2)	6.3
Total net gains (losses) from cash and discretionary investments	32.5	(3.7)	31.8
Seed capital investments
Dividend income	0.3	0.2	0.4
Market-related gains (losses) and equity in earnings (losses)	(4.5)	(14.1)	14.4
Net gains recognized upon deconsolidation	0.7	—	—
Investments used to hedge the supplemental savings plan liability	(19.7)	(26.3)	33.6
Total net gains (losses) from non-consolidated T. Rowe Price investment products	9.3	(43.9)	80.2
Other investment income	21.4	2.4	8.9
Net gains (losses) on investments	30.7	(41.5)	89.1
Net gains (losses) on consolidated sponsored investment portfolios	(24.4)	(41.7)	24.4
Other gains (losses), including foreign currency losses	(3.5)	0.4	(7.3)
Non-operating income (loss)	$2.8	$(82.8)	$106.2

On a non-GAAP basis, non-operating income (loss) comprises the investment gains/losses generated from the firm's cash and discretionary investment portfolio.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the third quarter and nine months ended 2023 and 2022:

	Three months ended		Nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits(1)	3.3	3.4	3.0	3.5
Net (income) losses attributable to redeemable non-controlling interests(2)	0.1	2.5	(0.2)	1.6
Net excess tax benefits from stock-based compensation plans activity	(0.4)	(0.5)	(0.3)	(0.5)
Other items, including valuation allowances	0.8	0.8	2.6	—
Effective income tax rate	24.8%	27.2%	26.1%	25.6%

(1) State income tax benefits are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity.
(2) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The firm's non-GAAP effective tax rate was 24.8% for Q3 2023, compared with 24.4% for Q3 2022. The Q3 2023 pre-tax income includes losses in certain foreign jurisdictions in which no associated tax benefit was recognized in the income tax provision.

The firm estimates that its effective tax rate for the full year 2023 will be in the range of 26% to 30%, on a U.S. GAAP basis, and 26.5% to 29.5%, on a non-GAAP basis.

Other Matters

The financial results presented in this release are unaudited. The firm expects to file its Form 10-Q Quarterly Report for the third quarter of 2023 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited consolidated financial statements at September 30, 2023.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, net income and earnings per common share, tax rates, general economic conditions, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2022 Annual Report on Form 10-K.

Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research.

Webcast Information
Chief Executive Officer and President, Rob Sharps, and Chief Financial Officer, Jen Dardis, will provide an update on business performance, review financial results, and answer questions on a webcast to be held on Friday, October 27, 2023 from 8:00 - 8:45 AM (Eastern Time). To access the webcast or to obtain dial in instructions to ask a question, please visit investors.troweprice.com.

Supplemental materials will be available on the company's investor relations website shortly before the start of the call. A replay of the webcast will be available on the company's investor relations website shortly after the event.

CONTACTS:

Public Relations	Investor Relations
Jeanne Moore	Linsley Carruth
443-938-0463	410-345-3717
jeanne.moore@troweprice.com	linsley.carruth@troweprice.com

Jamaal Mobley
410-345-3403
jamaal.mobley@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)
	Three months ended			Nine months ended
Revenues	9/30/2023	9/30/2022	6/30/2023	9/30/2023	9/30/2022
Investment advisory fees	$1,463.9	$1,442.0	$1,430.8	$4,286.5	$4,600.8
Capital allocation-based income	66.1	1.1	38.7	121.7	(80.8)
Administrative, distribution, and servicing fees	140.7	145.1	140.7	410.3	444.2
Net revenues	1,670.7	1,588.2	1,610.2	4,818.5	4,964.2

Operating expenses
Compensation, benefits, and related costs	617.0	595.6	591.0	1,801.3	1,781.3
Acquisition-related retention agreements	13.7	17.1	13.6	41.5	54.3
Capital allocation-based income compensation	19.9	0.1	10.6	34.0	(33.3)
Supplemental savings plan	(14.2)	(24.7)	33.0	61.3	(169.2)
Total compensation and related costs	636.4	588.1	648.2	1,938.1	1,633.1
Distribution and servicing	74.9	69.9	67.8	214.2	231.5
Advertising and promotion	21.1	24.3	22.9	69.8	69.1
Product and recordkeeping related costs	73.1	75.6	77.7	222.9	232.3
Technology, occupancy, and facility costs	159.7	143.6	154.7	461.0	411.8
General, administrative, and other	85.7	114.9	100.0	293.2	310.1
Contingent consideration fair value adjustments	—	(29.9)	(23.2)	(72.8)	(125.7)
Acquisition-related amortization and impairment costs	38.5	27.1	28.6	93.1	81.4
Total operating expenses	1,089.4	1,013.6	1,076.7	3,219.5	2,843.6

Net operating income	581.3	574.6	533.5	1,599.0	2,120.6

Non-operating income (loss)
Net gains (losses) on investments	30.7	(41.5)	89.1	213.7	(301.3)
Net gains (losses) on consolidated investment products	(24.4)	(41.7)	24.4	45.4	(247.7)
Other gains (losses)	(3.5)	0.4	(7.3)	(14.7)	(12.2)
Total non-operating income (loss)	2.8	(82.8)	106.2	244.4	(561.2)

Income before income taxes	584.1	491.8	639.7	1,843.4	1,559.4
Provision for income taxes	144.9	134.0	158.5	481.3	399.4
Net income	439.2	357.8	481.2	1,362.1	1,160.0
Less: net income (loss) attributable to redeemable non-controlling interests	(14.0)	(26.6)	4.8	11.0	(131.9)
Net income attributable to T. Rowe Price	453.2	384.4	476.4	1,351.1	1,291.9
Less: net income allocated to outstanding restricted stock and stock unit holders	10.6	9.2	11.6	32.7	29.6
Net income allocated to T. Rowe Price common stockholders	$442.6	$375.2	$464.8	$1,318.4	$1,262.3

Earnings per share
Basic	$1.98	$1.67	$2.07	$5.88	$5.57
Diluted	$1.97	$1.66	$2.06	$5.86	$5.54

Weighted-average common shares
Outstanding	224.1	225.3	224.4	224.3	226.7
Outstanding assuming dilution	224.8	226.3	225.2	225.1	228.0

Summary of Adjusted Basis(1)	Three months ended			Nine months ended
(in millions, except per-share data)	9/30/2023	9/30/2022	6/30/2023	9/30/2023	9/30/2022

Operating expenses	$1,061.3	$1,028.2	$1,026.2	$3,110.0	$3,014.6
Operating expenses, excluding accrued carried interest related compensation	$1,030.8	$1,022.5	$1,010.5	$3,055.2	$3,031.0
Net operating income	$635.9	$573.7	$596.6	$1,760.5	$1,991.4
Non-operating income (loss)	$28.7	$(3.7)	$31.8	$91.3	$(58.1)
Net income attributable to T. Rowe Price	$499.5	$430.6	$466.5	$1,355.4	$1,465.2
Diluted earnings per common share	$2.17	$1.86	$2.02	$5.88	$6.28
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management	Nine months ended 9/30/2023
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$664.2	$167.0	$400.1	$43.4	$1,274.7

Net cash flows(3)	(62.7)	(0.8)	9.1	0.9	(53.5)
Net market appreciation and gains(4)	88.5	3.1	31.3	2.4	125.3
Change during the period	25.8	2.3	40.4	3.3	71.8
Assets under management at September 30, 2023	$690.0	$169.3	$440.5	$46.7	$1,346.5
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included.
(3)    Alternatives net cash flows include $1.6 billion in outflows that represent investment manager-driven distributions.
(4) Includes net distributions not reinvested of $0.6 billion.

Net Revenues	Nine months ended
(in millions)	9/30/2023	9/30/2022	% Change
Investment advisory fees
Equity	$2,581.2	$2,924.0	(11.7)%
Fixed income, including money market	303.3	324.1	(6.4)%
Multi-asset	1,182.8	1,149.3	2.9%
Alternatives	219.2	203.4	7.8%
Total investment advisory fees	$4,286.5	$4,600.8	(6.8)%
Capital allocation-based income(1)	121.7	(80.8)	n/m
Administrative, distribution, and servicing fees	410.3	444.2	(7.6)%
Net revenues	$4,818.5	$4,964.2	(2.9)%

Average AUM (in billions):
Equity	$705.3	$793.0	(11.1)%
Fixed income, including money market	169.6	175.1	(3.1)%
Multi-asset	438.5	426.6	2.8%
Alternatives	44.8	42.4	5.7%
Average AUM	$1,358.2	$1,437.1	(5.5)%

(1) The percentage change is not meaningful (n/m).

Non-Operating Income (Loss)
(in millions)	Nine months ended
	9/30/2023	9/30/2022
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$76.0	$15.1
Market-related gains (losses) and equity in earnings (losses)	19.1	(73.2)
Total net gains (losses) from cash and discretionary investments	95.1	(58.1)
Seed capital investments
Dividend income	1.2	0.6
Market-related gains (losses) and equity in earnings (losses)	25.0	(77.5)
Net gains recognized upon deconsolidation	0.7	6.8
Investments used to hedge the supplemental savings plan liability	58.6	(178.0)
Total net gains (losses) from non-consolidated T. Rowe Price investment products	180.6	(306.2)
Other investment income	33.1	4.9
Net gains (losses) on investments	213.7	(301.3)
Net gains (losses) on consolidated sponsored investment portfolios	45.4	(247.7)
Other losses, including foreign currency losses	(14.7)	(12.2)
Non-operating income (loss)	$244.4	$(561.2)

The following table summarizes the cash flows for the nine months ended 2023 that are attributable to T. Rowe Price Group, our consolidated sponsored investment products, and the related eliminations required.

	Nine months ended
	9/30/2023
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated T. Rowe Price investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,351.1	$36.6	$(25.6)	$1,362.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	181.6	—	—	181.6
Amortization and impairment of acquisition-related assets and retention agreements	165.6	—	—	165.6
Fair value remeasurement of contingent liability	(72.8)	—	—	(72.8)
Stock-based compensation expense	169.7	—	—	169.7
Net (gains) losses recognized on investments	(326.0)	—	25.6	(300.4)
Net redemptions in sponsored investment products used to economically hedge supplemental savings plan liability	101.3	—	—	101.3
Net change in trading securities held by consolidated sponsored investment products	—	(779.9)	—	(779.9)
Other changes	546.8	11.8	(9.3)	549.3
Net cash provided by (used in) operating activities	2,117.3	(731.5)	(9.3)	1,376.5
Net cash provided by (used in) investing activities	(333.3)	(35.6)	407.0	38.1
Net cash provided by (used in) financing activities	(960.9)	741.4	(397.7)	(617.2)
Effect of exchange rate changes on cash and cash equivalents of consolidated sponsored investment products	—	(1.8)	—	(1.8)
Net change in cash and cash equivalents during period	823.1	(27.5)	—	795.6
Cash and cash equivalents at beginning of year	1,755.6	119.1	—	1,874.7
Cash and cash equivalents at end of period	$2,578.7	$91.6	$—	$2,670.3

Unaudited Condensed Consolidated Balance Sheet Information (in millions)	As of
	9/30/2023	12/31/2022
Cash and cash equivalents	$2,578.7	$1,755.6
Accounts receivable and accrued revenue	752.0	748.7
Investments	2,503.6	2,539.2
Assets of consolidated sponsored investment products	1,778.3	1,603.4
Operating lease assets	250.5	279.4
Property, equipment and software, net	799.1	755.7
Goodwill and intangible assets	3,185.2	3,272.6
Other assets	709.4	688.7
Total assets	12,556.8	11,643.3
Supplemental savings plan liability	786.6	761.2
Contingent consideration	23.0	95.8
Total other liabilities, includes $83.8 at September 30, 2023, and $89.1 at December 31, 2022, from consolidated sponsored investment products	1,565.6	1,099.4
Non-controlling interests*	781.7	847.4
Stockholders' equity attributable to T. Rowe Price Group, Inc., 223.5 common shares outstanding at September 30, 2023 and 224.3 common shares outstanding at December 31, 2022	$9,399.9	$8,839.5
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

	Three months ended		Nine months ended
Investments in affiliated private investment funds - carried interest	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Balance at beginning of period	$514.2	$507.2	$467.8	$609.8
Capital allocation-based income:
Change in accrued carried interest	91.9	14.3	172.1	(41.1)
Acquisition-related amortization and impairments	(25.8)	(13.2)	(50.4)	(39.7)
Net distributions	(2.1)	—	(11.3)	(20.7)
Balance at end of period	$578.2	$508.3	$578.2	$508.3

	Three months ended		Nine months ended
Non-controlling interests (NCI) in consolidated entities	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Balance at beginning of period	$202.1	$208.8	$190.7	$248.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	30.5	5.7	54.8	(16.4)
Acquisition-related amortization and impairments	(10.6)	(5.6)	(20.8)	(16.9)
Net distributions	(0.5)	(1.9)	(3.2)	(8.4)
Balance at end of period	$221.5	$207.0	$221.5	$207.0

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended September 30, 2023 and 2022 and June 30, 2023.

	Three months ended 9/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,089.4	$581.3	$2.8	$144.9	$453.2	$1.97
Non-GAAP adjustments:
Acquisition-related non-GAAP adjustments:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	10.6	15.2	—	4.6	10.6	0.04
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.7)	13.7	—	4.2	9.5	0.04
Intangible assets amortization and impairments(1)	(38.5)	38.5	—	11.7	26.8	0.12
Total acquisition-related non-GAAP adjustments	(41.6)	67.4	—	20.5	46.9	0.20
Supplemental savings plan liability(3) (Compensation and related costs)	14.2	(14.2)	19.7	1.7	3.8	0.02
Consolidated T. Rowe Price investment products(4)	(0.7)	1.4	24.4	3.6	8.2	0.03
Other non-operating income(5)	—	—	(18.2)	(5.6)	(12.6)	(0.05)
Adjusted Non-GAAP Basis	$1,061.3	$635.9	$28.7	$165.1	$499.5	$2.17

	Three months ended 9/30/2022
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,013.6	$574.6	$(82.8)	$134.0	$384.4	$1.66
Non-GAAP adjustments:
Acquisition-related non-GAAP adjustments:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.6	7.6	—	1.4	6.2	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(17.1)	17.1	—	3.0	14.1	0.06
Contingent consideration(1)	29.9	(29.9)	—	(3.8)	(26.1)	(0.11)
Intangible assets amortization and impairments(1)	(27.1)	27.1	—	5.1	22.0	0.09
Transaction costs(2) (General, admin and other)	(0.1)	0.1	—	—	0.1	—
Total acquisition-related non-GAAP adjustments	(8.8)	22.0	—	5.7	16.3	0.07
Supplemental savings plan liability(3) (Compensation and related costs)	24.7	(24.7)	26.3	0.1	1.5	0.01
Consolidated T. Rowe Price investment products(4)	(1.3)	1.8	41.7	(0.3)	17.2	0.07
Other non-operating income(5)	—	—	11.1	(0.1)	11.2	0.05
Adjusted Non-GAAP Basis	$1,028.2	$573.7	$(3.7)	$139.4	$430.6	$1.86

	Three months ended 6/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,076.7	$533.5	$106.2	$158.5	$476.4	$2.06
Non-GAAP adjustments:
Acquisition-related non-GAAP adjustments:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.1	7.2	—	0.1	7.1	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.6)	13.6	—	(0.1)	13.7	0.06
Contingent consideration(1)	23.2	(23.2)	—	2.5	(25.7)	(0.11)
Intangible assets amortization and impairments(1)	(28.6)	28.6	—	0.4	28.2	0.12
Total acquisition-related non-GAAP adjustments	(13.9)	26.2	—	2.9	23.3	0.10
Supplemental savings plan liability(3) (Compensation and related costs)	(33.0)	33.0	(33.6)	0.2	(0.8)	—
Consolidated T. Rowe Price investment products(4)	(3.6)	3.9	(24.4)	0.5	(16.2)	(0.07)
Other non-operating income(5)	—	—	(16.4)	(0.2)	(16.2)	(0.07)
Adjusted Non-GAAP Basis	$1,026.2	$596.6	$31.8	$161.9	$466.5	$2.02

The following schedules reconcile certain U.S. GAAP financial measures for the nine months ended September 30, 2023 and 2022.

	Nine months ended 9/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$3,219.5	$1,599.0	$244.4	$481.3	$1,351.1	$5.86
Non-GAAP adjustments:
Acquisition-related non-GAAP adjustments:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	20.8	29.6	—	6.2	23.4	0.10
Acquisition-related retention arrangements(1) (Compensation and related costs)	(41.5)	41.5	—	7.2	34.3	0.15
Contingent consideration(1)	72.8	(72.8)	—	(8.0)	(64.8)	(0.28)
Intangible assets amortization and impairments(1)	(93.1)	93.1	—	17.7	75.4	0.33
Total acquisition-related non-GAAP adjustments	(41.0)	91.4	—	23.1	68.3	0.30
Supplemental savings plan liability(3) (Compensation and related costs)	(61.3)	61.3	(58.6)	1.4	1.3	0.01
Consolidated T. Rowe Price investment products(4)	(7.2)	8.8	(45.4)	(0.5)	(25.1)	(0.11)
Other non-operating income(5)	—	—	(49.1)	(8.9)	(40.2)	(0.18)
Adjusted Non-GAAP Basis	$3,110.0	$1,760.5	$91.3	$496.4	$1,355.4	$5.88

	Nine months ended 9/30/2022
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$2,843.6	$2,120.6	$(561.2)	$399.4	$1,291.9	$5.54
Non-GAAP adjustments:
Acquisition-related non-GAAP adjustments:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	16.9	22.8	—	6.5	16.3	0.07
Acquisition-related retention arrangements(1) (Compensation and related costs)	(54.3)	54.3	—	15.4	38.9	0.17
Contingent consideration(1)	125.7	(125.7)	—	(35.7)	(90.0)	(0.40)
Intangible assets amortization and impairments(1)	(81.4)	81.4	—	23.1	58.3	0.25
Transaction costs(2) (General, admin and other)	(0.9)	0.9	—	0.2	0.7	—
Total acquisition-related non-GAAP adjustments	6.0	33.7	—	9.5	24.2	0.09
Supplemental savings plan liability(3) (Compensation and related costs)	169.2	(169.2)	178.0	2.5	6.3	0.03
Consolidated T. Rowe Price investment products(4)	(4.2)	6.3	247.7	34.7	87.4	0.38
Other non-operating income(5)	—	—	77.4	22.0	55.4	0.24
Adjusted Non-GAAP Basis	$3,014.6	$1,991.4	$(58.1)	$468.1	$1,465.2	$6.28

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization and costs including amortization of intangible assets and acquired assets, the recurring fair value remeasurements of the contingent consideration liability, amortization of acquired investments and non-controlling interest basis differences, and amortization of compensation-related arrangements. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(2)    This non-GAAP adjustment removes acquisition-related transaction costs. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non-GAAP adjustment removes the compensation expense impact from market valuation changes in the supplemental savings plan liability and the related net gains (losses) on investments designated as economic hedges against the related liability. Amounts deferred under the supplemental savings plan are adjusted for appreciation (depreciation) of hypothetical investments chosen by participants. The firm uses T. Rowe Price investment products to economically hedge the exposure to these market movements. Management believes it is useful to offset the non-operating investment income (loss) recognized on the economic hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(4)    These non-GAAP adjustments remove the impact the consolidated sponsored investment products have on the firm's U.S. GAAP consolidated statements of income. Specifically, the firm adds back the operating expenses and subtracts the investment income of the consolidated sponsored investment products. The adjustment to operating expenses represents the operating expenses of the consolidated products, net of the elimination of related management and administrative fees. The adjustment to net income attributable to T. Rowe Price represents the net income of the consolidated products, net of redeemable non-controlling interests. Management believes the consolidated sponsored investment products may impact the reader’s ability to understand the firm's core operating results.

(5)    This non-GAAP adjustment represents the other non-operating income (loss) and the net gains (losses) earned on the firm's non-consolidated investment portfolio that are not designated as economic hedges of the supplemental savings plan liability and that are not part of the cash and discretionary investment portfolio. Management retains the investment gains recognized on the non-consolidated cash and discretionary investments as these assets and related income (loss) are considered part of the firm's core operations. Management believes adjusting for these non-operating income (loss) items helps the reader’s ability to understand the firm's core operating results and increases comparability to prior years. Additionally, management does not emphasize the impact of the portion of non-operating income (loss) removed when managing and evaluating the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 26.8% in 2023 and 24.2% in 2022. As such, the non-GAAP effective tax rate for the three months ended September 30, 2023 and 2022 was 24.8% and 24.4%, respectively. The firm estimates that its effective tax rate for the full-year 2023 on a non-GAAP basis will be in the range of 26.5% to 29.5%.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group divided by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Nine months ended
	9/30/2023	9/30/2022	6/30/2023	9/30/2023	9/30/2022
Adjusted net income attributable to T. Rowe Price	$499.5	$430.6	$466.5	$1,355.4	$1,465.2
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	11.7	10.7	11.4	32.8	34.1
Adjusted net income allocated to common stockholders	$487.8	$419.9	$455.1	$1,322.6	$1,431.1